SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2005

Main Street Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-25128	58-2104977
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3500 Lenox Road, Atlanta, Georgia 30327

(Address of Principal Executive Offices, including Zip Code)

(770) 786-3441

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 6, 2005, Main Street Banks, Inc. (the “Company”) issued a press release announcing that David W. Brooks II is joining the Company as executive vice president and chief financial officer. A copy of the press release issued by the Company is filed herewith as Exhibit 99.

Mr. Brooks is 48 years of age. For the past 18 years, he has been employed by Wachovia Corporation. Most recently he has served as senior vice president and group executive responsible for strategic planning, treasury policy and research, asset pricing, treasury risk management and Basel implementation in Charlotte, North Carolina.

The Company has entered into an employment agreement with Mr. Brooks. Under the employment agreement, Mr. Brooks shall be the executive vice president and chief financial officer of the Company. His term of employment is for an initial period of three years with automatic one-year extensions beginning on the first anniversary of the effective date, and on each anniversary thereafter. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Brooks’ annual base salary is $225,000 subject to annual increases of three percent (3%) and such other increases as may be approved by the board of directors. If Mr. Brooks is terminated at any time during the term by the Company for any reason other than for cause or if Mr. Brooks voluntarily terminates his employment with the Company for good reason or if the Company ceases to automatically extend the employment period other than for cause, then the Company will pay to Mr. Brooks an amount equal to three times the sum of his annual base salary and target bonus for the year of termination. The Company will also continue to provide benefits to Mr. Brooks and his family at least equal to those provided if his employment had not been terminated. If Mr. Brooks is re-employed during such three-(3)-year period, the medical and other welfare benefits that the Company is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of Mr. Brooks to compete with the Company for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Company’s confidential information and trade secrets and in his ability to solicit the Company’s customers with whom he had material contact during the 12-month period preceding his termination. Mr. Brooks shall be paid an initial bonus of $33,000.00 and he shall be paid a bonus of $85,000.00 in January 2006. On the effective date he shall be granted 27,000 shares of restricted stock and options to purchase 30,000 shares of the Company’s common stock.

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits

99    Press Release of Registrant dated May 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2005	MAIN STREET BANKS, INC.

	By:	/s/ Samuel B. Hay III
Samuel B. Hay III
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Document
99	Press Release of Registrant dated May 6, 2005